Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the undersigned hereby (i) agree to the joint filing with all other Reporting Persons (as such term is defined in the statement on Schedule 13D described below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock of DynaVox Inc. and (ii) agree that this Agreement be included as an Exhibit to such joint filing.   This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

 Dated:  March 1, 2011

VESTAR CAPITAL PARTNERS IV, L.P.

By:	Vestar Associates IV, L.P.,
its General Partner

By:	Vestar Associates Corporation IV,
its General Partner

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Authorized Signatory

VCD INVESTORS LLC

By:	Vestar Executives IV, L.P.,
its General Partner

By:	Vestar Associates IV, L.P.
its General Partner

By:	Vestar Associates Corporation IV,
its General Partner

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Authorized Signatory

VESTAR ASSOCIATES IV, L.P.

By:	Vestar Associates Corporation IV,
its General Partner

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Authorized Signatory

VESTAR EXECUTIVES IV, L.P.

By:	Vestar Associates Corporation IV,
its General Partner

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Authorized Signatory

VESTAR ASSOCIATES CORPORATION IV

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Authorized Signatory